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                                                                   EXHIBIT 10.41

                              INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (the "Agreement") is made as of March 1, 1998 (the "Effective Date"), by and between MOLECULAR SIMULATIONS INCORPORATED, a Delaware corporation ("MSI"), and TEIJIN MOLECULAR SIMULATIONS INCORPORATED, a corporation organised under the laws of Japan ("TMSI").

     WHEREAS, in or around February 1992, MSI and TMSI entered into a Distributorship Agreement pursuant to which MSI granted TMSI an exclusive right to market and sublicense MSI Software in Japan. In consideration of the licenses and rights granted to TMSI, TMSI was to pay licensing fees to MSI on a monthly basis, calculated as a percentage of the fees received by TMSI from sublicensing the Software. TMSI has always paid these fees to MSI net of withholding taxes mandated by Japanese law, and

     WHEREAS, MSI and TMSI have now prepared an Amended and Restated Distributorship Agreement ("Amended Agreement") which amends the rights and obligations of MSI and TMSI in certain respects. The parties believe that under the terms of the Amended Agreement, TMSI will no longer be mandated by Japanese law to withhold taxes from the payments to be made to MSI, and the parties are filing an application before the National Tax Authority of Japan ("NTA") for a formal opinion on this issue. Pending receipt of such opinion, TMSI will no longer withhold taxes from payments to be made to MSI, and

     WHEREAS, MSI desires to provide TMSI with certain indemnifications with respect to the proposed change in tax withholding by TMSI.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, MSI and TMSI hereby agree as follows:

1. CESSATION OF TAX WITHHOLDING BY TMSI. Effective for transactions recorded on or after March 1, 1998, and pursuant to the terms of the Amended Agreement, TMSI will cease to deduct Japanese withholding tax from the payments to be made to MSI related to applicable transactions pursuant to the terms of the Amended Agreement.

2. INDEMNIFICATION WITH RESPECT TO TAX WITHHOLDING. Subject to the terms of this Agreement, MSI agrees to indemnify and hold TMSI harmless against any administrative instruction by NTA or final judicial judgment holding TMSI liable for failure to withhold taxes on its payments to MSI. MSI will indemnify TMSI against the full amount of the withholding taxes as well as any associated penalties or interest that are included within the administrative instruction by the NTA or the judgment. This indemnity is only valid if such administrative instruction or judgment is based solely upon TMSI's failure to withhold taxes pursuant to TMSI's compliance with the terms of Section 1 of this Agreement.

3. PROCEDURES. TMSI shall promptly notify MSI upon receipt of written notice of any action or administrative instruction commenced against it in respect of which indemnity may be sought

                                       1.
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hereunder. MSI may participate at its own expense in the defense or settlement of any such action. TMSI and MSI shall, based on their agreement, select a law office reasonably reputable for tax disputes in Japan to defend themselves. These costs and expenses shall be borne by MSI.

4. SETTLEMENT. TMSI agrees that it will not, without the prior written consent of MSI, which consent shall not be unreasonably withheld, settle, make payments, compromise or consent to the entry of any judgment in any pending or threatened claim, administrative instruction, action or proceeding in respect of which indemnification could be sought under Section 2 hereof.

5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and the provisions hereof supersede all conflicting prior agreements and understandings relating to the subject matter hereof.

6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of competent jurisdiction in the State of California.


     IN WITNESS WHEREOF, MSI and TMSI have caused this agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          MOLECULAR SIMULATIONS INCORPORATED


                                          By:  /s/Michael J. Savage
                                               --------------------
                                               Name:
                                               Title:



                                          TEIJIN MOLECULAR SIMULATIONS
                                          INCORPORATED


                                          By:  /s/Nobuya Kawasaki
                                               -----------------------
                                               Name:  Nobuya Kawasaki
                                               Title:  President & CEO

                                       2.